POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Terrance M. Shipp, has made, constituted and appointed, and by these presents does make, constitute and appoint, Matthew O’Meara, its true and lawful attorney-in-fact and agent, and in its name, place and stead to execute, acknowledge, deliver and file any and all filings required by Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, including, but not limited to, Schedules 13D and 13G, Forms 3, Forms 4 and Forms 5, hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

     The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than the attorney-in-fact named herein.

     WITNESS THE EXECUTION HEREOF, this 27 day of December, 2002 by Terrance M. Shipp.

/s/ Terrance M. Shipp Terrance M. Shipp